Exhibit 10.20

LICENSE AGREEMENT
(THERAPEUTIC PRODUCTS)

        THIS LICENSE AGREEMENT (this "Agreement"), dated July 25, 2001 is between DYAX CORP. ("Licensor"), a Delaware corporation, having a principal place of business at One Kendall Square, Bldg. 600, Suite 623, Cambridge, Massachusetts 02139 and AFFYMAX, INC. ("Licensee"), a Delaware corporation, having a principal place of business at 4001 Miranda Avenue, Palo Alto, CA 94304.

R E C I T A L S

        A.    Licensor has the right to grant licenses to and under certain technology described and claimed in U.S. Patent No. 5,223,409 entitled "Directed Evolution of Novel Binding Proteins", U.S. Patent No. 5,403,484 entitled "Viruses Expressing Chimeric Binding Proteins", U.S. Patent No. 5,571,698 entitled "Directed Evolution of Novel Binding Proteins", U.S. Patent No. 5,837,500 entitled "Directed Evolution of Novel Binding Proteins", and associated patent rights.

        B.    Licensee desires to obtain from Licensor a license to practice the bacteriophage display inventions described in the patents referenced above and Licensor is willing to grant such a license on the terms and subject to the conditions provided herein.

        NOW, THEREFORE, in consideration of the mutual covenants set forth in this Agreement, the parties hereby agree as follows:

ARTICLE 1.
DEFINITIONS

        For purposes of this Agreement, the terms defined in this Article shall have the meanings specified below:

        1.1.  "Affiliate" shall mean a corporation or other legal entity that controls, is controlled by, or is under common control with such party. For purposes of this definition, "control" means the ownership, directly or indirectly, of more than fifty percent (50%) of the outstanding equity securities of a corporation which are entitled to vote in the election of directors or a more than fifty percent (50%) interest in the net assets or profits of an entity which is not a corporation.

        1.2.  "End User" shall mean a person or entity whose use of a product results in its destruction, loss of activity, and/or loss of value.

        1.3.  "Field of Use" shall mean human therapeutic products only and not for any other product purposes such as any in vitro or in vivo diagnostics, imaging, purification or separations, research products, industrial enzymes, or for any other uses or purposes.

        1.4.  "Licensed Intermediate" shall mean any fusion protein or any bacteriophage isolate expressing such protein or other intermediate compound, or any compound derived from any of the foregoing, that is (i) discovered, made or developed by Licensee using a method covered in whole or in part by Patent Rights or (ii) is otherwise covered by Patent Rights.

        1.5.  "Licensed Product" shall mean any product in the Field of Use intended for sale by Licensee, its Affiliates or their distributors to an End User that prior to or after the effective date is (i) discovered, made or developed by Licensee or its Affiliates using a Licensed Intermediate or a method covered in whole or in part by Patent Rights or (ii) otherwise covered by Patent Rights.

        1.6.  "Patent Rights" shall mean any and all Valid Claims (defined below) of United States Patent Nos. 5,223,409, 5,403,484, 5,571,698, and 5,837,500, reissues, reexaminations, renewals and extensions thereof, and all continuations, continuations-in-part and divisionals of the applications for such U.S. patents and all counterparts thereto in countries outside the United States, all of which patents and patent applications as of the Effective Date are listed in Attachment A. Patent Rights shall not include Valid Claims that are limited to compounds that bind to a specific biological or molecular target nor Valid Claims in U.S. Patent No. 5,233,409 to the extent they cover single chain antibodies.

        1.7.  "Valid Claim" shall mean either (a) a claim of an issued patent that has not been held unenforceable or invalid by an agency or a court of competent jurisdiction in any unappealable or unappealed decision or (b) a claim of a pending patent application that has not been abandoned or finally rejected without the possibility of appeal or refiling.

        The above definitions are intended to encompass the defined terms in both the singular and plural forms.

ARTICLE 2.
GRANT OF RIGHTS

        2.1.    License Grant.    Subject to the terms and conditions set forth herein, Licensor hereby grants Licensee and its Affiliates a world-wide, nonexclusive license (without the right to grant sublicenses) to practice the bacteriophage display inventions of the Patent Rights in order (i) to research, develop and use Licensed Products on behalf of Licensee and its Affiliates and (ii) to make and sell such Licensed Products or to have such Licensed Products made or sold on behalf of Licensee or its Affiliates for use by End Users in the Field of Use.

        2.2.    Limitation of Rights.    Licensee acknowledges that its rights under Patent Rights are limited to those expressly granted herein and that Licensee is expressly prohibited from selling, transferring or otherwise making available to third parties (i) Licensed Intermediates or (ii) Licensed Products other for use by End Users in the Field of Use; provided however, that Licensee shall not be prohibited from making such Licensed Intermediates or Licensed Products available to academic collaborators for non-commercial research purposes.

        2.3.    Covenant Not to Sue.    In partial consideration for the grant of rights hereunder, Licensee agrees not to enforce against Licensor or its Affiliates any patent right owned or controlled by Licensee or its Affiliates during the term of this Agreement that Licensor or its Affiliates may infringe in practicing the inventions claimed in Patent Rights, and any patent right listed in Attachment B, including reissues, reexaminations, renewals and extensions thereof and all continuations, continuations-in-part and divisionals for all U.S. patents and foreign counterparts thereof.. Nothing in this Section 2.3 is intended to grant Licensor or its Affiliates any proprietary rights or rights to nonsuit with respect to specific peptides, proteins, antibodies or analogs thereof. The parties agree that the covenant not to sue in this Section 2.3 is a right that transfers with any sale or disposition by Licensee or its Affiliates of the applicable patent right. The parties also agree that the covenant not to sue in this Section 2.3 is subject to any rights or licenses granted by Licensee or its Affiliates prior to the date of this Agreement.

ARTICLE 3.
PAYMENTS

        3.1.    Payment.    As consideration for the rights granted hereunder, Licensee agrees to pay to Licensor by wire transfer the sum of One Million Five Hundred Thousand U.S. Dollars ($1,500,000) as promptly as possible, but in no event later than 30 days from the date hereof. This agreement will become effective upon receipt by Licensor of the foregoing (the "Effective Date").

ARTICLE 4.
REPRESENTATIONS AND WARRANTIES

        4.1.    Authorization.    Each party represents and warrants to the other that it has the legal right and power to enter into this Agreement, to extend the rights and licenses granted to the other in this Agreement, and to fully perform its obligations hereunder, and that the performance of such obligations will not conflict with its charter documents or any agreements, contracts, or other arrangements to which it is a party.

        4.2.    Disclaimer of Warranties.    Except for the representations set forth in Section 4.1, Licensor makes no representations or warranties of any kind, whether express or implied, and nothing in this Agreement shall be construed as:

          a.     a warranty or representation by Licensor as to the validity or scope of any patent included within the Patent Rights;

          b.     a warranty or representation that the exploitation of the Patent Rights or the manufacture or use of a Licensed Intermediate or the manufacture, use or sale a Licensed Product is or will be free from infringement of patents of third parties;

          c.     an obligation of either party to bring or prosecute actions or suits against third parties for infringement;

          d.     an obligation of Licensor to maintain any patent or to continue to prosecute any patent application included within the Patent Rights in any country;

          e.     an obligation of either party to furnish any confidential information or know-how;

          f.      creating any agency, partnership, joint venture or similar relationship between Licensor and Licensee; or

          g.     conferring by implication, estoppel or otherwise any license, immunity or right under any patent of Licensor other than those specified in Patent Rights.

ARTICLE 5.
INDEMNIFICATION

        5.1.    Indemnification.    Licensee shall indemnify, defend, and hold harmless Licensor and its Affiliates and their directors, officers, employees, and agents and their respective successors, heirs and assigns (the "Indemnities") against any liability, damage, loss, or expense (including reasonable attorneys fees and expenses of litigation) incurred by or imposed upon the Indemnitees or any one of them in connection with any claims, suits, actions, demands, or judgments concerning any product, process or service that is made, used, sold or provided pursuant to any right or license granted under this Agreement.

ARTICLE 6.
TERM AND TERMINATION.

        6.1.    Term.    Unless sooner terminated as provided herein, this Agreement shall commence on the Effective Date and shall remain in effect until the expiration of the last to expire of the applicable Patent Right, unless earlier terminated as provided in this Article.

        6.2.    Termination by Licensor.    In the event that Licensee fails to make timely payment of the amount due to Licensor under this Agreement, Licensor may terminate this Agreement upon ten (10) days written notice to Licensee, unless Licensee pays all past-due amounts prior to the expiration of such ten (10)-day notice period.

        6.3.    Other Material Breach.    In the event that either party commits a material breach of any of its obligations under this Agreement and such party fails to remedy that breach within ninety (90) days after receiving written notice thereof from the other party, that other party may immediately terminate this Agreement upon written notice to the breaching party.

        6.4.    Effect of Termination.    Upon the expiration or termination of this Agreement by Licensor pursuant to Sections 6.2 or 6.3, Licensee's rights under the Patent Rights shall terminate immediately. Licensee shall not be entitled to a refund of any payments made hereunder. The following provisions shall survive the expiration or termination of this Agreement: Article 5 and Sections 2.3 and 4.2.

ARTICLE 7.
MISCELLANEOUS

        7.1.    Governing Law.    This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

        7.2.    Consent to Jurisdiction.    The parties hereby irrevocably consent and submit to the exclusive jurisdiction of any Commonwealth of Massachusetts or Federal court sitting in Boston in any action or proceeding of any type whatsoever arising out of or relating to this Agreement.

        7.3.    Counterparts.    This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall be deemed to be one and the same instrument.

        7.4.    Headings.    All headings in this Agreement are for convenience only and shall not affect the meaning of any provision hereof.

        7.5.    Binding Effect.    This Agreement shall inure to the benefit of and be binding upon the parties and their respective lawful successors and assigns.

        7.6.    Assignment.    This Agreement may not be assigned by either party without the prior written consent of the other party, except that either party may assign this Agreement to any of its Affiliates or to a successor in connection with the merger, consolidation, or sale of all or substantially all of its assets or that portion of its business pertaining to the subject matter of this Agreement, with prompt written notice to the other party of any such assignment.

        7.7.    Compliance With Law.    Nothing in this Agreement shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Agreement and any statute, law, ordinance or treaty, the latter shall prevail, but in such event the affected provisions of the Agreement shall be conformed and limited only to the extent necessary to bring it within the applicable legal requirements.

        7.8.    Notices.    All notices, requests, demands and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed to have been duly given upon the date of receipt if delivered by hand, recognized international overnight courier, confirmed facsimile transmission, or registered or certified mail, return receipt requested, postage prepaid to the following addresses or facsimile numbers:

If to Licensor: Dyax Corp One Kendall Square, Bldg. 600, Suite 623 Cambridge, MA 02139 Attention: Chief Executive Officer Facsimile: (617) 225-2501	If to Licensee: To the address or facsimile number set forth below Licensee's signature to this Agreement

        Either party may change its designated address and facsimile number by notice to the other party in the manner provided in this Section.

        7.9.    Amendment and Waiver.    This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

        7.10.    Severability.    In the event that any provision of this Agreement shall, for any reason, be held to be invalid or unenforceable in any respect, such invalidity or unenforceability shall not affect any other provision hereof, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.

        7.11.    Entire Agreement.    This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements or understandings between the parties relating to the subject matter hereof.

        IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Agreement as a sealed instrument effective as of the date first above written.

Dyax Corp.	LICENSEE:
By:/s/ GREGORY D. PHELPS Name: Gregory D. Phelps Title: Vice Chairman	By:/s/ LORI RAFIELD Name: Lori Rafield Title: Acting CEO
Address of Licensee:
4001 Miranda Ave.
Palo Alto, CA

ATTACHMENT A
Patent Rights

Country	Application/ Patent No.	Filing Date	Patent No.	Issue Date
US	07/664,989*	3/1/91	5,223,409	6/29/93
US	08/009,319	1/26/93	5,403,484	4/4/95
US	08/057,667	6/18/93	5,571,698	11/5/96
US Div	08/415,922	4/3/95	5,837,500	11/17/98
US Div	08/993,776	12/18/97
US Div	09/192,067	11/16/98
US Div	09/192,068	11/16/98
PCT	US89/03731 W09002809 pub	9/1/89 3/22/90
EPO	89/910702.3 EP436597 pub	9/1/89 7/17/91	436,597 Under Appeal	4/2/97
EPO Divisional	96/112867.5 768377 pub	8/9/96 4/16/97 pub
EPO Divisional	00/106289.2	3/23/00
Japan	89510087 JP4502700 (pub)	9/1/89 5/21/92
Canada	610,176	9/1/89	1,340,288	1/27/99
Ireland	IR89/2834	9/4/89
Israel	91501	9/1/89	91501	6/11/98
Israel	3 divs	5/29/97
PCT	US92/01456 W09215677 (pub)	2/27/92 9/17/92
EPO	92/908057.0	2/27/92
Canada	2105300	2/27/92
Japan	92507558	2/27/92
PCT	US92/01539 W09215679 (pub)	2/28/92 9/17/92
EPO	92/908799.7	2/28/92
Canada	2105303	2/28/92
Japan	92508216	2/28/92

*
CIP of US SN487,063 filed 3/2/90 which is a CIP of USSN240,160 filed 9/2/88

ATTACHMENT B
PEPTIDE LIBRARY AND SCREENING SYSTEMS

        CASE NO. 1003:

Country	Application No.	Filing Date	Patent No.	Issue Date
USA	07/541,108	June 20, 1990	5,723,286	March 3, 1998

        CASE NO. 1003.1, a continuation-in-part of Case 1003:

Country	Application No.	Filing Date	Patent No.	Issue Date
USA	07/718,577	June 20, 1991	5,432,018	July 11, 1995
PCT	PCT/US91/04384	June 19, 1991	WO91/19818	Published Dec. 26, 1991
EPO	91 913221.7	June 19, 1991	Abandoned	N.A.
AU	82852/91	June 19, 1991	663055	Feb. 6, 1996
CA	2084411	June 19, 1991	Abandoned	N.A.
JP	3-512623	June 19, 1991	Abandoned	N.A.

        DIVISIONALS AND CONTINUATIONS OF CASES 1003 AND 1003.1:

Country	Application No.	Filing Date	Patent No.	Issue Date
USA	08/465,295	June 5, 1995	Abandoned	N.A.
USA	08/463,390	June 5, 1995	Abandoned	N.A.
USA	08/465,484	June 5, 1995	Abandoned	N.A.
USA	08/466,653	June 6, 1995	Abandoned	N.A.

ATTACHMENT B
{CONTINUED}

        CASES 1008, 1008.1, 1008.1A, 1008.2 AND 1008.2A

Country	Application No.	Filing Date	Patent No.	Issue Date
USA	07/778,233	October 16, 1991	5,270,170	December 14, 1993
USA	07/963,321	October 15, 1992	5,338,665	August 16, 1994
USA	08/548,540	October 26, 1995	5,733,731	March 31, 1997
USA	08/290,641	August 15, 1994	5,498,530	March 12, 196
USA	09/010,216	January 21, 1998	6,156,511	December 5, 2000

        CASE NO.1018:

Country	Application No.	Filing Date	Patent No.	Issue Date
USA	07/876,288	April 29, 92	6,107,059	August 22, 2000